[PricewaterhouseCoopers LLP letterhead]

                                                                 Exhibit 15
Ford Motor Company
The American Road
Dearborn, Michigan




Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
     33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283, 33-54735,
     33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861, 33-61107,
     33-62227, 33-64605, 33-64607, 333-02407, 333-02735, 333-20725, 333-27993,
     333-28181, 333-46295, 333-47443, 333-47445, 333-47451, 333-47733,
     333-47735, 333-49545, 333-49547, 333-49551 333-52399, 333-58695, 333-58697,
     and 333-58701 on Form S-8; and 2-42133, 33-32641, 33-40638, 33-43085,
     33-55474, 33-55171, 33-64247, and 333-14297 on Form S-3


We are aware that our report dated October 13, 1998 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended September 30, 1998 and 1997 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated by reference in Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

400 Renaissance Center
Detroit, Michigan 48243
October 13, 1998